EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces First Quarter 2021 Earnings and Quarterly Dividend Increase

Warren, Pennsylvania — April 26, 2021

Northwest Bancshares, Inc. (the "Company") (NasdaqGS: NWBI) announced net income for the quarter ended March 31, 2021 of $40.2 million, or $0.32 per diluted share. This represents an increase of $32.3 million compared to the same quarter last year when net income was $7.9 million, or $0.07 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended March 31, 2021 were 10.61% and 1.17% compared to 2.37% and 0.30% for the same quarter last year.

The Company also announced that its Board of Directors increased the quarterly cash dividend by 5.3% to $0.20 per share payable on May 17, 2021 to shareholders of record as of May 6, 2021.  This is the 106th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of March 31, 2021, this represents an annualized dividend yield of approximately 5.5%.

In making this announcement, Ronald J. Seiffert, Chairman, President and CEO, noted, "We are extremely pleased with the current quarter results beginning once again with strong fee income led by our mortgage banking operations. We are also delighted to report that our credit loss provision decreased significantly from prior year and prior quarter as we continue to see economic forecasts improve. From a credit quality perspective, delinquencies continue to be well maintained while payment deferrals on loans declined to just $53.8 million, or 0.5% of the loan portfolio, at March 31, 2021 as compared to $129.9 million at December 31, 2020. Despite the increase in nonperforming loans, or loans for which the accrual of interest has ceased, by $120.7 million during the quarter, classified loans declined from the December quarter by $21.6 million, or 4.4%, indicating that these potential problem loans had already previously been identified and an adequate reserve has already been allocated."

Mr. Seiffert continued, "During the first quarter, we also announced the divestiture of our insurance business to a very qualified and compassionate buyer in USI Insurance Services. As we assessed this business line for the past several years, it became clear that we were not going to be able to scale this business line in a meaningful way and that our resources and capital are better spent on our core banking businesses. The sale is expected to close during the second quarter."

Net interest income increased by $13.2 million, or 15.2%, to $100.5 million for the quarter ended March 31, 2021, from $87.2 million for the quarter ended March 31, 2020, largely due to a $7.3 million, or 7.7%, increase in interest income on loans receivable. This increase in interest income on loans was mainly due to an increase of $1.633 billion, or 18.6%, in the average balance of loans, primarily as a result of the acquisition of MutualBank during the second quarter of 2020. Also contributing to this increase in net interest income was a decrease of $5.9 million, or 51.6%, in interest expense on deposits due to a decline in market interest rates when compared to the prior year, resulting in a decrease in the cost of our interest-bearing liabilities to 0.33% for the quarter ended March 31, 2021 from 0.72% for the quarter ended March 31, 2020. Despite the overall increase in net interest income, net interest margin decreased to 3.18% for the quarter ended March 31, 2021 from 3.66% for the same quarter last year as interest earning asset yields decreased to 3.42% for the quarter ended March 31, 2021 from 4.21% for the quarter ended March 31, 2020. Contributing to the overall decline in average asset yield was the increase in average cash balances of $766.4 million, earning just 0.09%, due to deposit growth associated with Payroll Protection Program ("PPP") loan funds and consumer stimulus checks, as well as the overall decrease in market interest rates beginning with the decrease in the targeted federal funds rate of 1.25% by the Federal Reserve in March of 2020.

 The provision for credit losses decreased by $33.3 million due to a current period credit of $5.6 million for the quarter ended March 31, 2021, compared to a provision expense of $27.6 million for the quarter ended March 31, 2020 because of a release in the allowance for credit losses due to continued improvements in economic forecasts. Total classified loans increased by $253.6 million to $467.7 million, or 4.51% of total loans, at March 31, 2021 from $214.1 million, or 2.42% of total loans, as of March 31, 2020. This increase was primarily due to the downgrade of commercial loans in certain industries impacted by COVID-19.

Noninterest income increased by $4.0 million, or 14.2%, to $32.0 million for the quarter ended March 31, 2021, from $28.0 million for the quarter ended March 31, 2020.  This increase was primarily due to the increase in mortgage banking income of $4.8 million to $6.0 million for the quarter ended March 31, 2021 from $1.2 million for the quarter ended March 31, 2020. This increase was due to continued efforts to expand our secondary market sales capabilities over the last year, as well as an interest rate environment conducive to refinance activity and attractive secondary market pricing. In addition, trust and other financial services income increased $1.5 million, or 29.7%, as a result of additional fee income from the MutualBank acquisition. Slightly offsetting these increases was a decrease in service charges and fees of $2.7 million, or 18.0%, due to the impact of the Durbin amendment on our interchange fees which came into effect in the second half of 2020.

Noninterest expense increased by $7.6 million, or 9.6%, to $86.2 million for the quarter ended March 31, 2021, from $78.6 million for the quarter ended March 31, 2020. This increase resulted primarily from an increase of $4.5 million, or 10.5%, in compensation and employee benefits due primarily to the addition of MutualBank employees during the second quarter of 2020. Also contributing to this increase was an increase of $2.3 million, or 20.8%, in processing expenses as we continue to invest in technology and infrastructure and as activity-driven utilization fees for online and mobile banking has increased. Professional services expense increased $1.8 million, or 62.9%, due to the utilization of third-party experts to recruit talent and assist with our digital strategy rollout. Premises and occupancy costs increased $1.3 million, or 18.0%, over the prior year due primarily to additional snow removal costs. Lastly, Federal Deposit Insurance Corporation ("FDIC") insurance premiums increased $1.3 million due to assessment credits received in the previous year.

The provision for income taxes increased by $10.6 million to $11.6 million for the quarter ended March 31, 2021, from $1.0 million for the quarter ended March 31, 2020 due to higher income before income taxes.

Northwest Bancshares, Inc. is the holding company of Northwest Bank, which is headquartered in Warren, Pennsylvania. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of March 31, 2021, Northwest operated 162 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; and (8) the effect of any pandemic, including COVID-19, war or act of terrorism.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	March 31, 2021	December 31, 2020	March 31, 2020
Assets
Cash and cash equivalents	$979,290	736,277	276,454
Marketable securities available-for-sale (amortized cost of $1,430,352, $1,375,685 and $749,703, respectively)	1,430,131	1,398,941	765,579
Marketable securities held-to-maturity (fair value of $593,232, $179,666 and $17,968, respectively)	604,284	178,887	17,208
Total cash and cash equivalents and marketable securities	3,013,705	2,314,105	1,059,241

Residential mortgage loans held-for-sale	46,270	58,786	6,426
Residential mortgage loans	2,925,408	3,009,335	2,831,860
Home equity loans	1,407,524	1,467,736	1,353,263
Consumer loans	1,554,355	1,507,993	1,178,055
Commercial real estate loans	3,289,436	3,345,889	2,755,468
Commercial loans	1,145,047	1,191,110	711,802
Total loans receivable	10,368,040	10,580,849	8,836,874
Allowance for credit losses	(123,997)	(134,427)	(92,897)
Loans receivable, net	10,244,043	10,446,422	8,743,977

FHLB stock, at cost	21,861	21,748	13,131
Accrued interest receivable	28,732	35,554	25,531
Real estate owned, net	1,738	2,232	1,075
Premises and equipment, net	158,784	161,538	147,427
Bank-owned life insurance	252,599	253,951	190,127
Goodwill	382,356	382,279	346,103
Other intangible assets, net	18,342	19,936	21,425
Other assets	148,196	168,503	133,159
Total assets	$14,270,356	13,806,268	10,681,196
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$3,000,019	2,716,224	1,736,622
Interest-bearing demand deposits	2,826,461	2,755,950	1,975,830
Money market deposit accounts	2,521,881	2,437,539	1,946,113
Savings deposits	2,229,214	2,047,424	1,640,414
Time deposits	1,535,519	1,642,096	1,493,756
Total deposits	12,113,094	11,599,233	8,792,735

Borrowed funds	253,617	283,044	191,599
Junior subordinated debentures	128,859	128,794	121,813
Advances by borrowers for taxes and insurance	44,024	45,230	47,154
Accrued interest payable	659	2,054	834
Other liabilities	189,109	209,210	185,269
Total liabilities	12,729,362	12,267,565	9,339,404
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,222,648, 127,019,452, and 106,933,483 shares issued and outstanding, respectively	1,272	1,270	1,069
Additional paid-in capital	1,018,822	1,015,502	808,250
Retained earnings	571,612	555,480	561,380
Accumulated other comprehensive loss	(50,712)	(33,549)	(28,907)
Total shareholders’ equity	1,540,994	1,538,703	1,341,792
Total liabilities and shareholders’ equity	$14,270,356	13,806,268	10,681,196

Equity to assets	10.80%	11.14%	12.56%
Tangible common equity to assets*	8.22%	8.48%	9.45%
Book value per share	$12.11	12.11	12.55
Tangible book value per share*	$8.96	8.95	9.11
Closing market price per share	$14.45	12.74	11.57
Full time equivalent employees	2,443	2,421	2,223
Number of banking offices	170	170	178
* Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income/(Loss) (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Interest income:
Loans receivable	$102,318	105,681	107,241	103,012	94,973
Mortgage-backed securities	4,200	4,551	4,652	4,038	4,175
Taxable investment securities	634	471	427	439	648
Tax-free investment securities	575	656	655	564	185
FHLB stock dividends	116	192	218	309	262
Interest-earning deposits	183	178	221	185	135
Total interest income	108,026	111,729	113,414	108,547	100,378
Interest expense:
Deposits	5,514	6,714	8,443	9,336	11,403
Borrowed funds	2,054	2,127	1,437	1,133	1,747
Total interest expense	7,568	8,841	9,880	10,469	13,150
Net interest income	100,458	102,888	103,534	98,078	87,228
Provision for credit losses	(5,620)	(2,230)	6,818	51,750	27,637
Net interest income after provision for credit losses	106,078	105,118	96,716	46,328	59,591
Noninterest income:
Gain/(loss) on sale of investments	(21)	75	(12)	(8)	181
Gain on sale of loans	—	—	—	—	1,302
Service charges and fees	12,394	13,074	14,354	13,069	15,116
Trust and other financial services income	6,484	5,722	5,376	4,823	5,001
Insurance commission income	2,546	2,034	2,331	2,395	2,372
Gain/(loss) on real estate owned, net	(42)	114	(32)	(97)	(91)
Income from bank-owned life insurance	1,736	1,330	1,576	1,248	1,036
Mortgage banking income	6,020	7,120	11,055	12,022	1,194
Other operating income	2,836	2,654	2,022	2,044	1,865
Total noninterest income	31,953	32,123	36,670	35,496	27,976
Noninterest expense:
Compensation and employee benefits	47,239	48,209	47,371	40,049	42,746
Premises and occupancy costs	8,814	7,614	8,342	7,195	7,471
Office operations	3,165	4,009	4,626	3,711	3,382
Collections expense	616	893	1,264	644	474
Processing expenses	13,456	12,186	15,042	11,680	11,142
Marketing expenses	1,980	1,994	2,147	2,047	1,507
Federal deposit insurance premiums	1,307	1,651	1,498	1,618	—
Professional services	4,582	3,599	3,246	2,825	2,812
Amortization of intangible assets	1,594	1,664	1,781	1,760	1,651
Real estate owned expense	75	64	111	89	95
Merger/asset disposition expense	9	7,238	1,414	9,679	2,458
Other expenses	3,354	3,728	27	7,866	4,873
Total noninterest expense	86,191	92,849	86,869	89,163	78,611
Income/(loss) before income taxes	51,840	44,392	46,517	(7,339)	8,956
Income tax expense/(benefit)	11,603	9,327	8,467	(1,139)	1,017
Net income/(loss)	$40,237	35,065	38,050	(6,200)	7,939

Basic earnings/(loss) per share	$0.32	0.28	0.30	(0.05)	0.08
Diluted earnings/(loss) per share	$0.32	0.28	0.30	(0.05)	0.07

Weighted average common shares outstanding - basic	126,182,409	126,713,429	126,855,810	121,480,563	105,882,553
Weighted average common shares outstanding - diluted	126,700,024	126,728,602	126,855,810	121,480,563	106,148,247

Annualized return on average equity	10.61%	9.00%	9.82%	(1.63)%	2.37%
Annualized return on average assets	1.17%	1.01%	1.09%	(0.18)%	0.30%
Annualized return on tangible common equity **	14.31%	12.27%	13.28%	(2.22)%	3.28%

Efficiency ratio *	63.88%	62.18%	59.68%	58.19%	64.67%
Annualized noninterest expense to average assets *	2.45%	2.42%	2.39%	2.30%	2.83%
*    Excludes merger/asset disposition expenses and amortization of intangible assets (non-GAAP).
** Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Nonaccrual loans current:
Residential mortgage loans	$164	21	1,128	413	285
Home equity loans	268	154	366	481	592
Consumer loans	225	207	234	214	77
Commercial real estate loans	146,304	20,317	22,610	30,677	14,337
Commercial loans	6,361	16,027	6,488	6,551	3,514
Total nonaccrual loans current	$153,322	36,726	30,826	38,336	18,805
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$1,261	647	60	61	691
Home equity loans	340	338	445	247	159
Consumer loans	254	301	230	335	143
Commercial real estate loans	965	1,416	692	2,372	496
Commercial loans	1,538	87	57	—	—
Total nonaccrual loans delinquent 30 days to 59 days	$4,358	2,789	1,484	3,015	1,489
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$813	767	576	1,013	218
Home equity loans	417	190	618	960	539
Consumer loans	649	583	781	666	488
Commercial real estate loans	1,877	714	2,745	163	2,096
Commercial loans	7,919	48	15	768	37
Total nonaccrual loans delinquent 60 days to 89 days	$11,675	2,302	4,735	3,570	3,378
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$9,333	14,489	14,750	15,369	10,457
Home equity loans	7,044	8,441	7,845	7,060	5,816
Consumer loans	3,625	5,473	5,352	6,896	3,459
Commercial real estate loans	29,737	25,287	35,496	29,729	25,342
Commercial loans	4,860	7,325	6,310	11,535	16,685
Total nonaccrual loans delinquent 90 days or more	$54,599	61,015	69,753	70,589	61,759
Total nonaccrual loans	$223,954	102,832	106,798	115,510	85,431
Total nonaccrual loans	$223,954	102,832	106,798	115,510	85,431
Loans 90 days past due and still accruing	197	585	495	77	31
Nonperforming loans	224,151	103,417	107,293	115,587	85,462
Real estate owned, net	1,738	2,232	2,575	1,897	1,075
Nonperforming assets	$225,889	105,649	109,868	117,484	86,537
Nonaccrual troubled debt restructuring *	$7,390	10,704	17,120	17,562	17,375
Accruing troubled debt restructuring	20,120	21,431	17,684	17,888	15,977
Total troubled debt restructuring	$27,510	32,135	34,804	35,450	33,352

Nonperforming loans to total loans	2.16%	0.98%	1.00%	1.06%	0.97%
Nonperforming assets to total assets	1.58%	0.77%	0.80%	0.85%	0.81%
Allowance for credit losses to total loans	1.20%	1.27%	1.30%	1.29%	1.05%
Allowance for total loans excluding PPP loan balances	1.24%	1.32%	1.36%	1.36%	N/A
Allowance for credit losses to nonperforming loans	55.32%	129.99%	130.68%	121.63%	108.70%
*    Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At March 31, 2021	Pass	Special mention *	Substandard **	Doubtful ***	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,950,103	—	21,575	—	—	2,971,678
Home equity loans	1,396,757	—	10,767	—	—	1,407,524
Consumer loans	1,547,502	—	6,853	—	—	1,554,355
Total Personal Banking	5,894,362	—	39,195	—	—	5,933,557
Commercial Banking:
Commercial real estate loans	2,801,082	120,345	368,009	—	—	3,289,436
Commercial loans	1,061,884	22,623	60,540	—	—	1,145,047
Total Commercial Banking	3,862,966	142,968	428,549	—	—	4,434,483
Total loans	$9,757,328	142,968	467,744	—	—	10,368,040
At December 31, 2020
Personal Banking:
Residential mortgage loans	$3,042,544	—	25,577	—	—	3,068,121
Home equity loans	1,455,474	—	12,262	—	—	1,467,736
Consumer loans	1,499,004	—	8,989	—	—	1,507,993
Total Personal Banking	5,997,022	—	46,828	—	—	6,043,850
Commercial Banking:
Commercial real estate loans	2,852,705	108,021	385,163	—	—	3,345,889
Commercial loans	1,092,498	41,278	57,334	—	—	1,191,110
Total Commercial Banking	3,945,203	149,299	442,497	—	—	4,536,999
Total loans	$9,942,225	149,299	489,325	—	—	10,580,849
At September 30, 2020
Personal Banking:
Residential mortgage loans	$3,117,442	—	25,927	—	—	3,143,369
Home equity loans	1,471,919	—	12,446	—	—	1,484,365
Consumer loans	1,478,109	—	8,974	—	—	1,487,083
Total Personal Banking	6,067,470	—	47,347	—	—	6,114,817
Commercial Banking:
Commercial real estate loans	2,850,611	110,073	359,059	—	—	3,319,743
Commercial loans	1,255,255	40,631	51,406	—	—	1,347,292
Total Commercial Banking	4,105,866	150,704	410,465	—	—	4,667,035
Total loans	$10,173,336	150,704	457,812	—	—	10,781,852
At June 30, 2020
Personal Banking:
Residential mortgage loans	$3,196,304	—	26,451	—	—	3,222,755
Home equity loans	1,438,339	—	12,031	—	—	1,450,370
Consumer loans	1,508,129	—	9,990	—	—	1,518,119
Total Personal Banking	6,142,772	—	48,472	—	—	6,191,244
Commercial Banking:
Commercial real estate loans	3,034,984	72,755	199,993	1,092	—	3,308,824
Commercial loans	1,270,279	41,458	42,692	4,290	—	1,358,719
Total Commercial Banking	4,305,263	114,213	242,685	5,382	—	4,667,543
Total loans	$10,448,035	114,213	291,157	5,382	—	10,858,787
At March 31, 2020
Personal Banking:
Residential mortgage loans	$2,830,596	—	7,690	—	—	2,838,286
Home equity loans	1,345,052	—	8,211	—	—	1,353,263
Consumer loans	1,174,067	—	3,988	—	—	1,178,055
Total Personal Banking	5,349,715	—	19,889	—	—	5,369,604
Commercial Banking:
Commercial real estate loans	2,537,736	73,967	143,765	—	—	2,755,468
Commercial loans	618,267	43,071	50,464	—	—	711,802
Total Commercial Banking	3,156,003	117,038	194,229	—	—	3,467,270
Total loans	$8,505,718	117,038	214,118	—	—	8,836,874
* Includes $26.4 million, $31.3 million, $34.7 million, $37.4 million, and $13.1 million of acquired loans at March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020, and March 31, 2020, respectively.
**    Includes $143.2 million, $153.2 million, $129.2 million, $108.2 million, and $56.8 million of acquired loans at March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020, and March 31, 2020, respectively.
***     Includes $1.1 million of acquired loans at June 30, 2020.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	March 31, 2021		*	December 31, 2020		*	September 30, 2020		*	June 30, 2020		*	March 31, 2020		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	248	$22,236	0.7%	315	$28,797	0.9%	17	$736	—%	15	$629	—%	358	$32,755	1.2%
Home equity loans	84	3,334	0.2%	138	4,763	0.3%	129	4,984	0.3%	118	4,569	0.3%	190	7,061	0.5%
Consumer loans	535	5,732	0.4%	1,279	10,574	0.7%	1,078	8,586	0.6%	629	7,199	0.5%	953	8,774	0.7%
Commercial real estate loans	33	12,240	0.4%	43	10,923	0.3%	28	5,090	0.2%	46	14,177	0.4%	58	12,895	0.5%
Commercial loans	16	3,032	0.3%	37	6,405	0.5%	19	1,797	0.1%	12	1,242	0.1%	35	7,545	1.1%
Total loans delinquent 30 days to 59 days	916	$46,574	0.4%	1,812	$61,462	0.6%	1,271	$21,193	0.2%	820	$27,816	0.3%	1,594	$69,030	0.8%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	26	$2,062	0.1%	84	$5,083	0.2%	65	$4,788	0.2%	64	$5,364	0.2%	11	$511	—%
Home equity loans	31	953	0.1%	47	1,656	0.1%	56	1,860	0.1%	59	2,326	0.2%	65	2,652	0.2%
Consumer loans	169	1,868	0.1%	322	2,742	0.2%	323	3,049	0.2%	258	2,916	0.2%	265	2,610	0.2%
Commercial real estate loans	14	7,609	0.2%	11	1,615	—%	14	4,212	0.1%	18	3,913	0.1%	12	2,981	0.1%
Commercial loans	12	8,979	0.8%	10	864	0.1%	7	357	—%	15	1,151	0.1%	10	309	—%
Total loans delinquent 60 days to 89 days	252	$21,471	0.2%	474	$11,960	0.1%	465	$14,266	0.1%	414	$15,670	0.1%	363	$9,063	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	121	$9,333	0.3%	168	$14,489	0.5%	168	$14,750	0.5%	185	$15,369	0.5%	129	$10,457	0.4%
Home equity loans	176	7,044	0.5%	207	8,441	0.6%	193	7,845	0.5%	182	7,060	0.5%	152	5,816	0.4%
Consumer loans	454	3,822	0.2%	720	6,058	0.4%	696	5,847	0.4%	709	6,896	0.5%	445	3,459	0.3%
Commercial real estate loans	113	29,737	0.9%	119	25,287	0.8%	136	35,496	1.1%	149	29,729	0.9%	139	25,342	0.9%
Commercial loans	31	4,860	0.4%	37	7,325	0.6%	34	6,310	0.5%	47	11,535	0.8%	51	16,685	0.2%
Total loans delinquent 90 days or more	895	$54,796	0.5%	1,251	$61,600	0.6%	1,227	$70,248	0.7%	1,272	$70,589	0.7%	916	$61,759	0.7%

Total loans delinquent	2,063	$122,841	1.2%	3,537	$135,022	1.3%	2,963	$105,707	1.0%	2,506	$114,075	1.1%	2,873	$139,852	1.6%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $12.7 million, $6.6 million, $20.3 million, $18.0 million, and $298,000 at March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020, and March 31, 2020, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of Loan Portfolio by Loan Sector (Unaudited)
(dollars in thousands)
Loans outstanding
The following table provides delinquency information for various loan sectors in our portfolio that are potentially vulnerable to the COVID-19 pandemic impacts at March 31, 2021:

At March 31, 2021	30-59 days delinquent	*	60-89 days delinquent	*	90 days or greater delinquent	*	Total delinquent	*	Current	*	Total loans receivable	*
Restaurants/bars	$310	—%	$355	—%	$759	—%	$1,424	—%	$103,097	1.0%	$104,521	1.0%
Hotels/hospitality	4,285	—%	367	—%	7,963	0.1%	12,615	0.1%	166,694	1.6%	179,309	1.7%
Gyms and fitness	—	—%	—	—%	—	—%	—	—%	4,590	—%	4,590	—%
Transportation	275	—%	14	—%	296	—%	585	—%	70,994	0.7%	71,579	0.7%
Oil and gas	—	—%	—	—%	—	—%	—	—%	9,200	0.1%	9,200	0.1%
Residential care facilities	1,250	—%	—	—%	—	—%	1,250	—%	246,561	2.4%	247,811	2.4%
Retail buildings	1,692	—%	—	—%	938	—%	2,630	—%	445,102	4.3%	447,732	4.3%
Education/student housing	—	—%	1,389	—%	441	—%	1,830	—%	138,536	1.3%	140,366	1.4%
Construction/development:
Education/student housing	—	—%	—	—%	—	—%	—	—%	53,903	0.5%	53,903	0.5%
Hotels/hospitality	—	—%	—	—%	—	—%	—	—%	25,639	0.2%	25,639	0.2%
Residential care facilities	3,450	—%	—	—%	—	—%	3,450	—%	30,144	0.3%	33,594	0.3%
All other construction/development	319	—%	804	—%	4,193	—%	5,316	0.1%	178,109	1.7%	183,425	1.8%
All other sectors	34,993	0.3%	18,542	0.2%	40,206	0.4%	93,741	0.9%	8,772,630	84.6%	8,866,371	85.5%
Total loans	$46,574	0.4%	$21,471	0.2%	$54,796	0.5%	$122,841	1.2%	$10,245,199	98.8%	$10,368,040	100.0%
* Percent of total loans outstanding.

Loan deferrals
The following table represents loans that entered into and are currently in a deferment offered by the Company to aid customers in the COVID-19 pandemic as of March 31, 2021.

	Balance as of December 31, 2020			Loans returned to full payment status, net of payments		New loans entered into a deferral		Balance as of March 31, 2021
	Number of loans	Outstanding principal balance	*	Number of loans	Outstanding principal balance	Number of loans	Outstanding principal balance	Number of loans	Outstanding principal balance		*
Residential mortgage loans	43	$6,442	0.2%	42	$6,119	29	$4,484	30	$4,807		0.2%
Home equity loans	41	2,615	0.2%	40	2,560	21	1,096	22	1,151		0.1%
Consumer loans	83	1,299	0.1%	83	1,299	21	546	21	546		—%
Commercial real estate loans	34	118,212	3.5%	29	80,666	20	6,068	25	43,614		1.3%
Commercial loans	22	1,332	0.1%	21	1,301	59	3,633	60	3,664		0.3%
Total loans	223	$129,900	1.2%	215	$91,945	150	$15,827	158	$53,782	**	0.5%
* Percent of total loans outstanding by the respective total amount of that type of loan.
** As of March 31, 2021, $53.6 million of loan deferrals expire in Q2 2021 and $150,000 of loan deferrals expire in Q3 2021. Of the $53.8 total loan deferrals, $37.1 million are in the hospitality industry.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Beginning balance	$134,427	140,209	140,586	92,897	57,941
CECL adoption	—	—	—	—	10,792
Initial allowance on loans purchased with credit deterioration	—	—	—	8,845	—
Provision	(5,620)	(2,230)	6,818	51,750	27,637
Charge-offs residential mortgage	(855)	(407)	(129)	(38)	(343)
Charge-offs home equity	(228)	(58)	(88)	(173)	(289)
Charge-offs consumer	(2,603)	(2,623)	(3,356)	(3,191)	(3,488)
Charge-offs commercial real estate	(4,626)	(2,770)	(532)	(690)	(331)
Charge-offs commercial	(54)	(156)	(4,892)	(10,349)	(815)
Recoveries	3,556	2,462	1,802	1,535	1,793
Ending balance	$123,997	134,427	140,209	140,586	92,897
Net charge-offs to average loans, annualized	0.19%	0.13%	0.27%	0.51%	0.16%

	March 31, 2021
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,693,075	5,117	278,603	744	2,971,678	5,861
Home equity loans	1,138,718	3,984	268,806	1,257	1,407,524	5,241
Consumer loans	1,351,401	15,026	202,954	2,425	1,554,355	17,451
Personal Banking Loans	5,183,194	24,127	750,363	4,426	5,933,557	28,553
Commercial real estate loans	2,568,567	60,874	720,869	16,085	3,289,436	76,959
Commercial loans	1,011,722	10,571	133,325	7,914	1,145,047	18,485
Commercial Banking Loans	3,580,289	71,445	854,194	23,999	4,434,483	95,444
Total Loans	$8,763,483	95,572	1,604,557	28,425	10,368,040	123,997

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	March 31, 2021			December 31, 2020			September 30, 2020			June 30, 2020			March 31, 2020
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$3,007,439	26,366	3.51%	$3,089,916	27,503	3.56%	$3,176,436	28,769	3.62%	$3,092,392	29,019	3.75%	$2,845,483	28,062	3.94%
Home equity loans	1,432,009	12,815	3.63%	1,472,527	13,535	3.66%	1,479,429	13,732	3.69%	1,415,091	13,806	3.92%	1,345,059	14,801	4.43%
Consumer loans	1,463,284	14,566	4.04%	1,444,860	15,874	4.37%	1,437,828	15,851	4.39%	1,375,130	14,993	4.39%	1,123,336	12,160	4.35%
Commercial real estate loans	3,313,892	38,471	4.64%	3,317,418	37,965	4.48%	3,306,386	36,887	4.37%	3,156,749	34,595	4.34%	2,747,419	31,437	4.53%
Commercial loans	1,189,812	10,566	3.55%	1,325,047	11,414	3.37%	1,377,223	12,603	3.58%	1,161,228	11,269	3.84%	712,621	8,856	4.92%
Total loans receivable (a) (b) (d)	10,406,436	102,784	4.01%	10,649,768	106,291	3.97%	10,777,302	107,842	3.98%	10,200,590	103,682	4.09%	8,773,918	95,316	4.37%
Mortgage-backed securities (c)	1,324,558	4,200	1.27%	1,166,739	4,551	1.56%	1,004,803	4,651	1.85%	714,657	4,038	2.26%	668,470	4,175	2.50%
Investment securities (c) (d)	331,358	1,381	1.67%	252,898	1,380	2.18%	216,081	1,336	2.47%	170,309	1,244	2.92%	144,152	881	2.44%
FHLB stock, at cost	21,811	116	2.17%	23,346	192	3.27%	25,595	218	3.39%	22,192	309	5.60%	15,931	262	6.61%
Other interest-earning deposits	801,119	183	0.09%	632,494	178	0.11%	791,601	221	0.11%	623,870	185	0.12%	34,697	135	1.54%
Total interest-earning assets	12,885,282	108,664	3.42%	12,725,245	112,592	3.52%	12,815,382	114,268	3.55%	11,731,618	109,458	3.75%	9,637,168	100,769	4.21%
Noninterest-earning assets (e)	1,102,477			1,066,609			1,088,273			1,858,513			960,303
Total assets	$13,987,759			$13,791,854			$13,903,655			$13,590,131			$10,597,471
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,118,030	625	0.12%	$2,028,155	617	0.12%	$2,015,604	648	0.13%	$1,884,202	648	0.14%	$1,611,111	727	0.18%
Interest-bearing demand deposits	2,783,429	429	0.06%	2,699,515	476	0.07%	2,680,591	763	0.11%	2,428,060	812	0.13%	1,915,871	1,307	0.27%
Money market deposit accounts	2,497,495	657	0.11%	2,426,513	960	0.16%	2,347,097	1,347	0.23%	2,204,810	1,600	0.29%	1,921,243	3,088	0.65%
Time deposits	1,583,525	3,803	0.97%	1,676,094	4,660	1.11%	1,782,350	5,685	1.27%	1,761,260	6,276	1.43%	1,528,891	6,281	1.65%
Borrowed funds (f)	267,163	1,412	2.14%	352,392	1,469	1.66%	420,715	717	0.68%	371,700	296	0.32%	240,118	709	1.19%
Junior subordinated debentures	128,817	642	1.99%	128,752	659	2.00%	128,658	720	2.19%	127,472	837	2.60%	121,809	1,038	3.37%
Total interest-bearing liabilities	9,378,459	7,568	0.33%	9,311,421	8,841	0.38%	9,375,015	9,880	0.42%	8,777,504	10,469	0.48%	7,339,043	13,150	0.72%
Noninterest-bearing demand deposits (g)	2,805,206			2,675,986			2,703,266			2,401,368			1,640,180
Noninterest-bearing liabilities	265,667			253,966			284,440			882,391			268,139
Total liabilities	12,449,332			12,241,373			12,362,721			12,061,263			9,247,362
Shareholders’ equity	1,538,427			1,550,481			1,540,934			1,528,868			1,350,109
Total liabilities and shareholders’ equity	$13,987,759			$13,791,854			$13,903,655			$13,590,131			$10,597,471
Net interest income/Interest rate spread		101,096	3.09%		103,751	3.14%		104,388	3.13%		98,989	3.27%		87,619	3.48%
Net interest-earning assets/Net interest margin	$3,506,823		3.18%	$3,413,824		3.26%	$3,440,367		3.26%	$2,954,114		3.38%	$2,298,125		3.66%
Ratio of interest-earning assets to interest-bearing liabilities	1.37X			1.37X			1.37X			1.34X			1.31X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings, collateralized borrowings and subordinated debt.
(g)    Average cost of deposits were 0.19%, 0.23%, 0.29%, 0.35%, and 0.53%, respectively.
(h)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 3.99%, 3.94%, 3.96%, 4.06%, and 4.35%, respectively, Investment securities - 1.46%, 1.78%, 2.00%, 2.36%, and 2.31%, respectively, Interest-earning assets - 3.40%, 3.48%, 3.52%, 3.72%, and 4.19%, respectively. GAAP basis net interest rate spreads were 3.07%, 3.11%, 3.10%, 3.24%, and 3.47%, respectively, and GAAP basis net interest margins were 3.16%, 3.23%, 3.23%, 3.34%, and 3.64%, respectively.